                                                                     EXHIBIT 4.8


================================================================================





                      SERIES 1997-1 NOTE PURCHASE AGREEMENT

        (VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTES, SERIES 1997-1),


                          dated as of October 29, 1997,


                                      among


               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,


                           REPUBLIC INDUSTRIES, INC.,
                               as Master Servicer,


                       REPUBLIC INDUSTRIES FUNDING CORP.,
                        as Series 1997-1 Note Purchaser,


                                       and


                           CREDIT SUISSE FIRST BOSTON,
                        as Series 1997-1 Collateral Agent



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01    Definitions...................................................2

                                   ARTICLE II
                         PURCHASE AND SALE OF THE NOTES

SECTION 2.01    Purchases.....................................................5
SECTION 2.02    Borrowing Procedures..........................................5
SECTION 2.03    Decreases.....................................................5
SECTION 2.04    CP Stop Issuance Events.......................................6

                                   ARTICLE III
                                INTEREST AND FEES

SECTION 3.01    Interest .....................................................6
SECTION 3.02     [Reserved.]..................................................7
SECTION 3.03    Eurodollar Lending Unlawful...................................7
SECTION 3.04    Deposits Unavailable..........................................7
SECTION 3.05    Increased Costs, etc..........................................8
SECTION 3.06    Funding Losses................................................8
SECTION 3.07    Increased Capital Costs.......................................9
SECTION 3.08    Taxes    .....................................................9
SECTION 3.09    Carrying Charges.............................................11

                                   ARTICLE IV
                               OTHER PAYMENT TERMS

SECTION 4.01    Time and Method of Payment...................................11

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01    NFLP     ....................................................12
SECTION 5.02    Master Servicer..............................................12
SECTION 5.03    Series 1997-1 Note Purchaser.................................13

                                   ARTICLE VI
                                   CONDITIONS

SECTION 6.01    Conditions to Issuance.......................................14
SECTION 6.02    Conditions to Initial Borrowing..............................15
SECTION 6.03    Conditions to Each Borrowing.................................15

                                   ARTICLE VII
                                    COVENANTS

SECTION 7.01    Covenants....................................................16

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

SECTION 8.01    Amendments...................................................17
SECTION 8.02    No Waiver; Remedies..........................................17
SECTION 8.03    Binding on Successors and Assigns............................17
SECTION 8.04    Survival of Agreement........................................18
SECTION 8.05    Payment of Costs and Expenses; Indemnification...............18
SECTION 8.06    Characterization as Related Document; Entire Agreement.......19
SECTION 8.07    Notices  ....................................................19
SECTION 8.08    Severability of Provisions...................................20
SECTION 8.09    Tax Characterization.........................................20
SECTION 8.10    No Proceedings; Limited Recourse.............................20
SECTION 8.11    Confidentiality..............................................21
SECTION 8.12    Governing Law................................................22
SECTION 8.13    Counterparts.................................................22


                                    EXHIBITS

EXHIBIT A       Up-Front Fee
EXHIBIT B       Form of Advance Request

                      SERIES 1997-1 NOTE PURCHASE AGREEMENT

         THIS SERIES 1997-1 NOTE PURCHASE AGREEMENT, dated as of October 29, 1997 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is made among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership ("NFLP"), REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic" or the "Master Servicer"), REPUBLIC INDUSTRIES FUNDING CORP., a Delaware corporation ("RFC" or the "Series 1997-1 Note Purchaser") and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation ("CSFB"), as Series 1997-1 Collateral Agent for the Series 1997- 1 Note Purchaser (in such capacity, together with any successors in such capacity, the "Series 1997-1 Collateral Agent").


                                   BACKGROUND

                  1. Contemporaneously with the execution and delivery of this Agreement, NFLP is entering into (a) the Series 1997-1 Supplement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Supplement"), between NFLP, as Issuer, and The Bank of New York, a New York banking corporation, as the Trustee (in such capacity, together with its successors in trust in such capacity, the "Trustee"), and as the Enhancement Agent (in such capacity, the "Enhancement Agent"), to the Base Indenture, dated as of April 30, 1996 (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between NFLP and the Trustee, and (b) the Master Motor Vehicle Lease and Servicing Agreement, dated as of October 29, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997 Lease") among NFLP, as lessor, the parties identified therein as the Lessees and Servicers, those additional Subsidiaries and Affiliates of Republic, from time to time becoming Lessees and Servicers thereunder, and Republic, as Guarantor and Master Servicer, and (c) the other Related Documents (such term, as with the other capitalized terms used herein, shall have the meaning assigned thereto in
Section 1.01 hereof) and CP Program Documents to which NFLP is a party. Pursuant to the Base Indenture and the Series 1997-1 Supplement, NFLP will issue the Rental Car Asset Backed Variable Funding Notes, Series 1997-1 (each a "Series 1997-1 Note" and, collectively, the "Series 1997-1 Notes").

                  2. NFLP wishes to issue the Series 1997-1 Notes in favor of the Series 1997- 1 Note Purchaser and obtain the agreement of the Series 1997-1 Note Purchaser to make loans from time to time (each, an "Advance") for the purchase of Series 1997-1 Invested Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Series 1997-1 Notes purchased in connection herewith and will constitute purchases of Series 1997-1 Invested Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, the Series 1997-1 Note Purchaser is willing to make Advances from time to time to fund purchases of Series 1997-1 Invested Amounts in an aggregate out standing amount up to the amount set forth below its name on the signature pages to this Agreement until the occurrence of the Series 1997-1 Rapid Amortization Period. Republic has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Master Servicer for the benefit of the Series 1997-1 Note Purchaser and the Series 1997-1 Collateral Agent.


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Definitions List attached as Annex A to the Series 1997-1 Supplement, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, (ii) the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Series 1997-1 Liquidity Agreement, and (iii) the Definitions List attached as Schedule 1 to the Base Indenture as in effect as of the date hereof, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the lists or agreements referred to in clauses (i) through (iii), then (x) if a meaning is assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Supplement, such meaning shall apply herein, and (y) if a meaning is not assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Supplement, then the meaning assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement shall apply herein. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                  "Advance" has the meaning set forth in paragraph 2 of the preambles hereto.

                  "Advance Request" has the meaning set forth in Section
6.03(c).

                  "Base Rate" has the meaning specified in the Series 1997-1 Supplement.

                  "Base Rate Tranche" has the meaning specified in the Series 1997-1 Supplement.

                  "Borrowing" has the meaning set forth in Section 2.01.

                  "Commitment Amount" means, as to the Series 1997-1 Note Purchaser, the dollar amount set forth under its name on the signature pages hereof, as such amount may be modified from time to time by written agreement between the Series 1997-1 Note Purchaser, the Master Servicer and NFLP in accordance with the terms hereof.

                  "Confidential Information", for purposes of this agreement, has the meaning set forth in Section 8.10.

                  "CP Market Disruption Event" means, at any time for any reason whatsoever, RFC shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of Commercial Paper Notes in the United States commercial paper market at such time.

                  "CP Rate" means, for any Series 1997-1 Interest Period, to the extent that RFC funds the Series 1997-1 Invested Amount for such Series 1997-1 Interest Period through the issuance of Commercial Paper Notes, a rate per annum equal to the weighted average of the interest rates applicable to each Commercial Paper Note which has matured during such Series 1997-1 Interest Period; provided that if such rate is a discount rate (or rates), then such rate shall be the rate (or, if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

                  "CP Stop Issuance Event" means (i) a Lease Event of Default under Section 17.1 of the Series 1997 Lease or (ii) an Amortization Event under
Article 7 of the Series 1997-1 Supplement or (iii) with respect to the issuance and sale of any additional Commercial Paper Notes, the conditions precedent to any issuance or sale of Commercial Paper Notes set forth in Sections 2.1 and 2.2 of the Series 1997-1 Liquidity Agreement are not satisfied as of the date of the proposed issuance and sale.

                  "CP Tranche" has the meaning specified in the Series 1997-1 Supplement.

                  "Eurodollar Rate" has the meaning specified in the Series 1997-1 Supplement.

                  "Eurodollar Rate (Reserve Adjusted)" has the meaning specified in the Series 1997-1 Supplement.

                  "Eurodollar Tranche" has the meaning specified in the Series 1997-1 Supplement.

                  "Fed Funds Rate" has the meaning specified in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement.

                  "Financial Statements" has the meaning set forth in Section 5.02(b).

                  "Increase Date" shall mean the Business Day on which an Increase in the Series 1997-1 Invested Amount occurs.

                  "Initial Advance" means the Advance made under this Agreement as part of the initial Borrowing.

                  "Majority Program Support Providers" means Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.

                  "Offering Memorandum" has the meaning specified in the Series 1997-1 Supplement.

                  "Program Support Agreement" means and includes the Series 1997-1 Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of RFC, the issuance of one or more surety bonds for which RFC is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by RFC to any Program Support Provider of the Series 1997-1 Notes (or portions thereof) and/or the making of loans and/or other extensions of credit to RFC in connection with RFC's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Series 1997-1 Collateral Agent).

                  "Program Support Provider" means and includes any financial institutions party to the Series 1997-1 Liquidity Agreement and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, and to make purchases from, RFC or issuing a letter of credit or surety bond or other instrument to support any obligations arising under or in connection with RFC's securitization program, in each case pursuant to a Program Support Agreement.

                  "Series 1997-1 Note Purchaser" means RFC, together with any successors and assigns thereof in accordance with the terms hereof and the other CP Program Documents.

                  "Series 1997-1 Note" and "Series 1997-1 Notes" have the meanings set forth in paragraph 1 of the preambles hereto.

                  "Taxes" has the meaning set forth in Section 3.06.

                                   ARTICLE II
                         PURCHASE AND SALE OF THE NOTES

                  SECTION 2.01 Purchases. Subject to the terms and conditions of this Agreement and the Series 1997-1 Supplement, the Series 1997-1 Note Purchaser shall upon NFLP's request and satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 1997-1 Revolving Period, provided, that (x) the Series 1997-1 Note Purchaser will not be required or permitted to make an Advance on any date if, after giving effect to such Advance, the Series 1997-1 Invested Amount would exceed the Series 1997-1 Maximum Invested Amount, (y) the Series 1997-1 Note Purchaser will not be required or permitted to make any Advance if, after giving effect thereto and the use of proceeds therefrom, either (i) a Series 1997-1 Enhancement Deficiency exists or would exist or (ii) a Series 1997 Asset Amount Deficiency exists or would exist. All Advances on any date shall be allocated (i) with respect to the Initial Advance, according to the Initial Invested Amount; and (ii) thereafter, according to the provisions in Section 4.2 of the Series 1997-1 Supplement for allocating Increases to the Series 1997-1 Invested Amount. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a "Borrowing"). Subject to the terms of this Agreement and the Series 1997-1 Supplement, the aggregate principal amount of the Advances represented by the Series 1997-1 Notes may be increased or decreased from time to time.

                  SECTION 2.02 Borrowing Procedures. Whenever NFLP wishes the Series 1997-1 Note Purchaser to make an Advance, NFLP shall (or shall cause the Master Servicer to) notify the Series 1997-1 Collateral Agent upon irrevocable written notice delivered to the Series 1997-1 Collateral Agent no later than the Business Day of the proposed Borrowing (which Borrowing date shall, except in the case of the Initial Advances, be an Increase Date). Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date (which Borrowing shall be in an amount equal to at least $250,000 and, in the case of the Initial Advance only, in an aggregate minimum amount of $1,000,000. The Series 1997-1 Collateral Agent shall promptly advise the Series 1997-1 Note Purchaser of any notice given pursuant to this section and shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed date of Borrowing) notify NFLP whether RFC has determined to make such Advances. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 1997-1 Supplement, the Series 1997-1 Note Purchaser shall make available to NFLP the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the Series 1997-1 Collection Account no later than 3:00 p.m. (New York time) on the proposed date of such Borrowing.

                  SECTION 2.03 Decreases. (a) Mandatory Decreases. Whenever the Series 1997-1 Enhancement Amount is less than the Series 1997-1 Minimum Enhancement Amount or a Series 1997 Asset Amount Deficiency exists, then, on the Distribution Date immediately following discovery of such deficiency, NFLP shall decrease the Series 1997-1 Invested Amount of the Series 1997-1 Notes as required under Section 4.3(a) of the Series 1997-1 Supplement.

                  (b) Voluntary Decreases. Upon at least three (3) Business Days' prior irrevocable notice to the Series 1997-1 Note Purchaser in writing, NFLP may voluntarily reduce the Series 1997-1 Invested Amount of the Series 1997-1 Notes in accordance with the procedures set forth in Section 4.3(b) of the Series 1997-1 Supplement.

                  SECTION 2.04 CP Stop Issuance Events. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of a CP Stop Issuance Event, the Series 1997-1 Note Purchaser shall not make any Advances hereunder and shall not issue Commercial Paper Notes in order to fund or maintain its investments in the Series 1997-1 Notes. Each of NFLP and the Master Servicer agrees to give the Series 1997-1 Collateral Agent and the Series 1997-1 Note Purchaser prompt written notice of any CP Stop Issuance Event. It is expressly understood that the occurrence of a CP Stop Issuance Event shall not relieve the Series 1997-1 Note Purchaser of its obligation to make future Advances hereunder.


                                   ARTICLE III
                                INTEREST AND FEES

                  SECTION 3.01 Interest. Each Advance funded or maintained by the Series 1997-1 Note Purchaser during the relevant Series 1997-1 Interest Period (a) through the issuance of Commercial Paper Notes shall bear interest at the CP Rate for such Series 1997-1 Interest Period and (b) through means other than the issuance of Commercial Paper Notes shall bear interest at (i) the Base Rate or (ii) if the required notice has been given, the Eurodollar Rate for such Series 1997-1 Interest Period, except as otherwise provided in the definition of Series 1997-1 Interest Period or in Section 3.04; provided, however, that in each case, if a Series 1997-1 Rapid Amortization Period has commenced and is continuing, then interest on the Advances shall bear interest at a per annum rate equal to the Base Rate plus 0.50%. The Series 1997-1 Collateral Agent shall promptly (but in no event later than the Business Day preceding the next Determination Date) notify NFLP and the Master Servicer of the applicable interest rate for the Advances as of the first day of each Series 1997-1 Interest Period.

                  (a) Interest shall be due and payable on each Distribution Date in accordance with the provisions set forth in Section 5.4 of the Series 1997-1 Supplement.

                  (b) All computations of interest at the CP Rate and Eurodollar Rate shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.

                  SECTION 3.02 [Reserved.]

                  SECTION 3.03 Eurodollar Lending Unlawful. If the Series 1997-1 Note Purchaser or any Program Support Provider shall reasonably determine (which determination shall, upon notice thereof to RFC and NFLP, be conclusive and binding on RFC and NFLP absent manifest error) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Program Support Provider to make, continue or maintain any Advance as, or to convert any Advance into, the Eurodollar Tranche of such Advance, the obligation of such Person to make, continue or maintain or convert any such Advance as the Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until such Person shall notify the Series 1997-1 Note Purchaser and NFLP that the circumstances causing such suspension no longer exist, and the Series 1997-1 Note Purchaser shall immediately convert (in the manner provided for in the applicable CP Program Document) all Advances of any such Program Support Provider, as applicable, into the Base Rate Tranche of such Advance at the end of the then current Series 1997-1 Interest Periods with respect thereto or sooner, if required by such law or assertion.

                  SECTION 3.04 Deposits Unavailable. If the Series 1997-1 Note Purchaser or any Program Support Provider shall have reasonably determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Series 1997- 1 Interest Period are not available to all Reference Lenders in the relevant market; or

                  (b) by reason of circumstances affecting all Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Tranche of any Advance; or

                  (c) the Series 1997-1 Note Purchaser or the Majority Program Support Providers have notified RFC and NFLP that, with respect to any interest rate otherwise applicable hereunder to the Eurodollar Tranche of any Advance the Series 1997-1 Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Majority Program Support Providers of making, funding or maintaining their respective Eurodollar Tranche of such Advance for such Series 1997-1 Interest Period, then, upon notice from the Series 1997-1 Note Purchaser or the Majority Program Support Providers to RFC and NFLP, the obligations of the Series 1997-1 Note Purchaser and all

Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Eurodollar Tranche of such Advance shall forthwith be suspended until the Series 1997-1 Note Purchaser shall notify RFC that the circumstances causing such suspension no longer exist.

                  SECTION 3.05 Increased Costs, etc. NFLP agrees to reimburse the Series 1997-1 Note Purchaser for an increase in the cost to any Program Support Provider of, or any reduction in the amount of any sum receivable by any such Program Support Provider, including reductions in the rate of return on such Program Support Provider's capital, in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Eurodollar Tranche of such Advance that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in, in each case, after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 3.07 and 3.08, respectively; provided, however, that NFLP shall have no obligation to pay any such additional amount under this
Section 3.05 with respect to any day or days unless any such Program Support Provider shall have notified RFC and NFLP of its demand therefor within forty-five (45) days of the date upon which such Program Support Provider, has obtained audited information with respect to the fiscal year of such Program Support Provider in which such day or days occurred. Each such demand shall be provided to RFC and NFLP in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Program Support Provider for such increased cost or reduced amount or return. Such additional amounts shall be payable by NFLP to RFC and by RFC directly to such Program Support Provider within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on RFC and NFLP.

                  SECTION 3.06 Funding Losses. In the event the Series 1997-1 Note Purchaser or any Program Support Provider shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Program Support Provider to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, the Eurodollar Tranche of such Advance) as a result of:

                  (a) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Eurodollar Tranche of such Advance) of the principal amount of any Eurodollar Tranche on a date other than the scheduled last day of the Series 1997-1 Interest Period applicable thereto;

                  (b) any Advance not being made as an Advance under the Eurodollar Tranche; or

                  (c) any Advance not being continued as, or converted into, an Advance under the Eurodollar Tranche,

then, upon the written notice of the Series 1997-1 Note Purchaser or any such Program Support Provider to RFC and NFLP, NFLP shall pay to RFC and RFC shall, within five (5) Business Days of its receipt thereof, pay directly to such Program Support Provider such amount as will (in the reasonable determination of such Program Support Provider) reimburse such Program Support Provider for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on RFC and NFLP.

                  SECTION 3.07 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in of, in each case after the date hereof, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by any Program Support Provider or any Person controlling such Program Support Provider, and such Program Support Provider reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the Advances made by such Program Support Provider is reduced to a level below that which such Program Support Provider or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Program Support Provider to RFC and NFLP, NFLP shall pay to RFC and RFC shall pay an incremental commitment fee sufficient to compensate such Program Support Provider or such controlling Person for such reduction in rate of return; provided, however, that neither NFLP nor RFC shall have any obligation to pay any such additional amount under this Section 3.07 with respect to any day or days unless such Program Support Provider shall have notified RFC and NFLP of its demand therefor within forty-five (45) days of the date upon which such Program Support Provider has obtained audited information with respect to the fiscal year of such Program Support Provider in which such day or days occurred. A statement of such Program Support Provider as to any such additional amount or amounts (including calculations thereof in reasonable detail), shall, in the absence of manifest error, be conclusive and binding on RFC and NFLP; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this
Section 3.07 prior to such initial payment. In determining such additional amount, such Program Support Provider may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

                  SECTION 3.08 Taxes. All payments by RFC of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of the Series 1997-1 Note Purchaser or any such Program Support Provider, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction of the Series 1997-1 Note Purchaser or any such Program Support Provider, as the case may be, in which it is organized or is operating or any political subdivision thereof and taxes imposed on or measured by its overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of the Series 1997-1 Note Purchaser and each Program Support Provider's Domestic Office or Eurodollar Office, as the case may be, or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by RFC hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then NFLP will pay to RFC and RFC will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the agent for the relevant Program Support Provider an official receipt or other documentation satisfactory to the agent for the relevant Program Support Provider evidencing such payment to such authority; and

                  (c) pay to the agent for the relevant Program Support Provider such additional amount or amounts as is necessary to ensure that the net amount actually received by each Program Support Provider will equal the full amount such Program Support Provider would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Program Support Provider with respect to any payment received by the such Program Support Provider or its agent hereunder, such Program Support Provider or its agent may pay such Taxes and RFC will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

                  If RFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Program Support Provider or its agent the required receipts or other required documentary evidence, RFC shall indemnify the Program Support Providers and their agent for any incremental Taxes, interest or penalties that may become payable by any such Program Support Provider or its agent as a result of any such failure. For purposes of this Section 3.08, a distribution hereunder by the agent for the relevant Program Support Provider shall be deemed a payment by RFC.

                  Upon the request of RFC, each Program Support Provider that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to RFC on or about the first scheduled payment date in each calendar year thereafter, one or more (as RFC may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Program Support Provider is exempt from withholding or deduction of Taxes. RFC shall not, however, be required to pay any increased amount under this Section 3.08 to any Program Support Provider that is organized under the laws of a jurisdiction other than the United States if such Program Support Provider fails to comply with the requirements set forth in this paragraph.

         SECTION 3.09 Carrying Charges. Any amounts payable by NFLP or RFC under Sections 3.05, 3.06, 3.07 or 3.08 shall constitute Carrying Charges within the meaning of the Base Indenture.


                                   ARTICLE IV
                               OTHER PAYMENT TERMS

                  SECTION 4.01 Time and Method of Payment. (a) All amounts payable to the Series 1997-1 Note Purchaser hereunder or with respect to the Series 1997-1 Notes shall be made to the Series 1997-1 Collateral Agent for the account of the Series 1997-1 Note Purchaser by wire transfer of immediately available funds in Dollars not later than [1:00] p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day. The Series 1997-1 Collateral Agent shall distribute all payments to the Series 1997-1 Note Purchaser prior to the close of business on the Business Day on which any payment is deemed received.

                  (b) On any date on which a payment to the Series 1997-1 Note Purchaser or under the Series 1997-1 Notes is due and payable, the Series 1997-1 Collateral Agent may (but in no event shall be required to) assume that the payment has been made available to the Series 1997-1 Collateral Agent on the date of the payment in accordance with this section, and the Series 1997-1 Collateral Agent may (but in no event shall be required to), in reliance upon this assumption, make payment of a corresponding amount to the Series 1997-1 Note Purchaser. If and to the extent any amounts shall not have so been made available to the Series 1997-1

Collateral Agent, the Series 1997-1 Note Purchaser irrevocably and unconditionally agrees to repay to the Series 1997-1 Collateral Agent forthwith on demand the amount of payment it received together with interest thereon, for each day from the date payment is made by the Series 1997-1 Collateral Agent until the date the amount is repaid to the Series 1997-1 Collateral Agent, (i) for the first three (3) days following the date the payment is made, at a rate per annum equal to the Federal Funds Rate and (ii) thereafter, at a rate per annum equal to the Federal Funds Rate plus 0.05%.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.01 NFLP. NFLP represents and warrants to the Series 1997-1 Note Purchaser that each of its representations and warranties in the Base Indenture, the Series 1997 Lease and the other Related Documents is true and correct and further represents and warrants that:

                           (a) no Amortization Event, Liquidation Event of Default or Series 1997-1 Limited Liquidation Event of Default or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

                           (b) assuming the Series 1997-1 Note Purchaser is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 1997-1 Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act;

                           (c) NFLP has furnished to the Series 1997-1
         Collateral Agent true, accurate and (except as otherwise consented by the Series 1997-1 Collateral Agent) complete copies of all other Related Documents (including all other series supplements) to which it is a party as of the Series 1997-1 Closing Date, all of which Related Documents are in full force and effect as of the Series 1997-1 Closing Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date; and

                           (d) the Commercial Paper Notes have been rated A-1 by Standard & Poor's and P-1 by Moody's, both of which ratings are in effect and neither of which ratings has been reduced or withdrawn.

                  SECTION 5.02 Master Servicer. The Master Servicer represents and warrants to the Series 1997-1 Note Purchaser that:

                           (a) each representation and warranty made by it in the Series 1997 Lease and each Related Document to which it is a party (including any representations and warranties made by it as Master Servicer) is true and correct in all material respects as of the date originally made and as of the Series 1997-1 Closing Date;

                           (b) the audited consolidated balance sheet of the Master Servicer and its Consolidated Subsidiaries as of December 31, 1996 and the related statements of income, changes in stockholders equity and cash flow as of and for the fiscal year ending on such date (including in each case the schedules and notes thereto) (the "Financial Statements"), have been prepared in accordance with GAAP and present fairly the financial position of the Master Servicer and its Consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items;

                  SECTION 5.03 Series 1997-1 Note Purchaser. The Series 1997-1 Note Purchaser represents and warrants to NFLP and the Master Servicer, as of the date hereof (or as of a subsequent date on which a successor as assign of the Series 1997-1 Note Purchaser shall become a party hereto), that:

                           (a) it has had an opportunity to discuss NFLP's and the Master Servicer's business, management and financial affairs, and the terms and conditions of the proposed purchase, with NFLP and the Master Servicer and their respective representatives;

                           (b) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 1997-1 Notes;

                           (c) it is purchasing the Series 1997-1 Notes for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection
         (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                           (d) it understands that the Series 1997-1 Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that NFLP is not required to register the Series 1997-1 Notes, and that any transfer must comply with provisions of Section 2.9 of the Base Indenture;

                           (e) it understands that the Series 1997-1 Notes will bear the legend set out in the form of Series 1997-1 Notes attached as Exhibit A to the Series 1997-1 Supplement and be subject to the restrictions on transfer described in such legend;

                           (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 1997-1 Notes;

                           (g) it understands that the Series 1997-1 Notes may be offered, resold, pledged or otherwise transferred with the Master Servicer's prior written consent only (A) to NFLP, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

                           (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 1997-1 Notes as described in clause (B) or (D) of the preceding paragraph, the transferee of the Series 1997-1 Notes will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Base Indenture, reasonably satisfactory in form and substance to the applicable seller, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 1997-1 Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form of the Series 1997-1 Notes included in the Series 1997-1 Supplement. The Series 1997-1 Notes Purchaser understands that the registrar and transfer agent for the Series 1997-1 Notes will not be required to accept for registration of transfer the Series 1997-1 Notes acquired by it, except upon presentation of an executed letter in this form; and

                           (i) it will obtain from any purchaser of the Series 1997-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs.


                                   ARTICLE VI
                                   CONDITIONS

                  SECTION 6.01 Conditions to Issuance. The Series 1997-1 Note Purchaser will have no obligation to purchase the Series 1997-1 Notes hereunder unless:

                           (a) the Base Indenture shall be in full force and effect; and

                           (b) at the time of such issuance, all conditions to the issuance of the Series 1997-1 Notes under the Series 1997-1 Supplement and under Section 2.2 of the Base Indenture shall have been satisfied.

                  SECTION 6.02 Conditions to Initial Borrowing. The obligation of the Series 1997-1 Note Purchaser to fund the initial Borrowing hereunder shall be subject to the satisfaction of the conditions precedent that the Series 1997-1 Collateral Agent shall have received duly executed and authenticated Series 1997-1 Notes registered in its name and stating that the principal amount thereof shall not exceed the Series 1997-1 Maximum Invested Amount.

                  SECTION 6.03 Conditions to Each Borrowing. The obligation of the Series 1997-1 Note Purchaser to fund any Borrowing on any day (including the initial Borrowing) shall be subject to the conditions precedent that on the date of the Borrowing, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                           (a) (i) the representations and warranties of NFLP set out in this Agreement (with the exception of Sections 5.01(b) and 5.01(d), which shall have been true and accurate in all material respects on the Series 1997-1 Closing Date), (ii) the representations and warranties of the Master Servicer set out in this Agreement (with the exception of Sections 5.02(a) and 5.02(b), which shall have been true and accurate on the Series 1997-1 Closing Date), and (iii) the representations and warranties of NFLP and the Master Servicer set out in the Base Indenture and the other CP Program Documents and other Related Documents to which each is a party (with the exception of Sections 23.5, 23.10 and 23.24 of the Series 1997 Lease, which shall have been true and accurate on the Series 1997-1 Closing Date) shall, in each such case, be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); provided that, with respect to the representations and warranties of NFLP and the Master Servicer in the Base Indenture only, and without limiting any representations and warranties of NFLP contained in any other Related Document or CP Program Document, the condition precedent set forth in this Section 6.03(a) shall be satisfied if such representations and warranties are true and correct in all material respects (to the extent such representation and warranty does not contain a materiality limitation in its terms) on the applicable date referred to in this Section 6.03(a);

                           (b) the Series 1997-1 Rapid Amortization Period has not commenced;

                           (c) the Series 1997-1 Collateral Agent shall have received the Monthly Noteholders' Statement for the Related Month immediately preceding the date of such Borrowing and an executed advance request in the form of Exhibit B hereto (each such request, an "Advance Request") certifying as to the current Series 1997 Aggregate Asset Amount and Series 1997-1 Enhancement Amount; and

                           (d) all limitations specified in Section 2.01 of this Agreement shall have been satisfied.

                  The giving of any notice pursuant to Section 2.02 shall constitute a representation and warranty by NFLP and the Master Servicer that all conditions precedent to such Borrowing have been satisfied.


                                   ARTICLE VII
                                    COVENANTS

                  SECTION 7.01 Covenants. NFLP and the Master Servicer each severally covenants and agrees that, until the Series 1997-1 Notes has been paid in full and the obligation of the Series 1997-1 Note Purchaser to make Advances have terminated, it will:

                           (a) duly and timely perform and cause the Lessees to duly and timely perform all of their respective covenants and obligations under each Related Document to which it is a party;

                           (b) not and will cause the Lessees not to, except as contemplated by Section 3.2(a) of the Base Indenture with respect to the Series 1997 Lease or clauses (c) through (h) of Section 12.1 of the Base Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

                           (c) at the same time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by NFLP or the Master Servicer under the Base Indenture (including, without limitation, under Sections 8.3, 8.10,
         8.11 and/or 8.14 thereof), or by any of the Lessees or the Master Servicer to NFLP under the Series 1997 Lease (including, without limitation, under Section 24.7 thereof), provide the Series 1997-1 Collateral Agent with a copy of such report, notice or other document; provided, however, that neither the Master Servicer nor NFLP shall have any obligation under this Section 7.01(c) to deliver to the Series 1997-1 Collateral Agent copies of any (i) Monthly Noteholders' Statements which relate solely to a series of Notes other than the Series 1997-1 Notes or (ii) vehicle identification number listings; and

                           (d) at any time and from time to time, following reasonable prior notice from the Series 1997-1 Collateral Agent, and during regular business hours, permit the Series 1997-1 Collateral Agent, or its agents, representatives or permitted assigns, access to the offices of, the Master Servicer, any Lessee and NFLP applicable,
         (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under Section 8.8 of the Base Indenture, as applicable, and
         (ii) to visit the offices and properties of, the Master Servicer, any Lessee and NFLP for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Base Indenture, the Series 1997-1 Supplement and the other Related Documents with any of the officers or employees of, the Master Servicer, any Lessee and/or NFLP, as applicable, having knowledge of such matters.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

                  SECTION 8.01 Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Master Servicer, NFLP or the Series 1997-1 Collateral Agent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Master Servicer, NFLP, the Series 1997-1 Collateral Agent and the Series 1997-1 Note Purchaser, and Rating Agency Confirmation shall have been obtained with respect thereto; provided, however, that any amendment to or waiver of any provision of this Agreement, or any consent to or any departure by the Master Servicer, NFLP or the Series 1997-1 Collateral Agent herefrom shall not require Rating Agency Confirmation to be obtained with respect thereto if such amendment or waiver or any such consent or departure herefrom is effected only to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the other CP Program Documents or other Related Documents.

                  SECTION 8.02 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.03 Binding on Successors and Assigns. (a) This Agreement shall be binding upon, and inure to the benefit of, NFLP, the Master Servicer, the Series 1997-1 Collateral Agent, the Series 1997-1 Note Purchaser and their respective successors and assigns; provided, however, that neither NFLP nor the Master Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Series 1997-1 Note Purchaser and provided, further, that the Series 1997-1 Note Purchaser may not transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under this section. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  (b) Notwithstanding any other provision set forth in this Agreement, the Series 1997-1 Note Purchaser may at any time grant to one or more Program Support Providers a participating interest in or lien on the Series 1997-1 Note Purchaser's interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits of the Series 1997-1 Note Purchaser under this Agreement.

                  SECTION 8.04 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 1997-1 Notes delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 1997-1 Notes and shall continue in full force and effect until all interest and principal on the Series 1997-1 Notes and other amounts owed hereunder have been paid in full and the commitment of the Series 1997-1 Note Purchaser hereunder has been terminated. In addition, the obligations of NFLP and RFC under Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 shall survive the termination of this Agreement.

                  SECTION 8.05 Payment of Costs and Expenses; Indemnification.
(a) Payment of Costs and Expenses. NFLP agrees to pay on demand all reasonable expenses of the Series 1997-1 Note Purchaser (including the reasonable fees and out-of-pocket expenses of counsel to the Series 1997-1 Note Purchaser, if any, who may be retained by counsel to the Series 1997-1 Note Purchaser) in connection with

                  (i) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

                  (ii) the consummation of the transactions contemplated by this Agreement and the other Related Documents.

NFLP further agrees to pay, and to save the Series 1997-1 Note Purchaser harmless from all liability for, (i) any breach by NFLP of its obligations under this Agreement (ii) all reasonable costs incurred by the Series 1997-1 Note Purchaser in enforcing this Agreement and (iii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Series 1997-1 Notes or any other Related Documents. NFLP also agrees to reimburse the Series 1997-1 Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Series 1997-1 Note Purchaser in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of the Related Documents and (y) the enforcement of the Related Documents.

         (b) Indemnification. In consideration of the execution and delivery of this Agreement by the Series 1997-1 Note Purchaser, NFLP hereby indemnifies and holds the Series 1997-1 Note Purchaser and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 1997-1 Notes), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to

                  (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

                  (ii) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, NFLP hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 8.05(b) shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.08). NFLP shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

                  SECTION 8.06 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 1997-1 Supplement, the documents delivered pursuant to Section 6.01 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

                  SECTION 8.07 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

                  SECTION 8.08 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

                  SECTION 8.09 Tax Characterization. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Series 1997-1 Notes will be treated as evidence of indebtedness issued by NFLP, (b) agrees to treat the Series 1997-1 Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

                  SECTION 8.10 No Proceedings; Limited Recourse. (a) NFLP. Each of the Series 1997-1 Collateral Agent (solely in its capacity as such) and the Series 1997-1 Note Purchaser (solely in its capacity as such) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Notes issued by NFLP pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, NFLP, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, all as more particularly set forth in Section 13.17 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this Section 8.09(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from NFLP pursuant to this Agreement, the Series 1997-1 Supplement or the Base Indenture. In the event that the Series 1997-1 Collateral Agent (solely in its capacity as such) or the Series 1997-1 Note Purchaser (solely in its capacity as such) takes action in violation of this Section 8.09(a), NFLP agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against NFLP or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 8.09(a) shall survive the termination of this Agreement and the resignation or removal of the Series 1997-1 Collateral Agent. Nothing contained herein shall preclude participation by the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser in assertion or defense of its claims in any such proceeding involving NFLP. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment or any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, director, affiliate or incorporator of NFLP or the General Partner; provided, however, nothing in this
Section 8.09(b) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by NFLP shall be payable only to the extent set forth in Section 13.18 of the Base Indenture and that all other amounts owed to them by NFLP shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 1997-1 Supplement.

                  (b) RFC. Each of NFLP, the Master Servicer and the Series 1997-1 Collateral Agent (solely in its capacity as such), hereby covenants and agrees that it will not, and the Master Servicer will cause the Lessees not to, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Notes, institute against, or join with any other Person in instituting against, RFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, subject to any retained rights set forth therein; provided, however, that nothing in this Section 8.09(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from RFC pursuant to the Series 1997-1 Collateral Agreement or other CP Program Document or other Related Document. In the event that NFLP, the Master Servicer, the Series 1997-1 Collateral Agent (solely in its capacity as such) or any of the Lessees takes action in violation of this Section 8.09(b), RFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against RFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 8.09(b) shall survive the termination of this Agreement and the resignation or removal of the Series 1997-1 Collateral Agent. Nothing contained herein shall preclude participation by NFLP, the Master Servicer, the Series 1997-1 Collateral Agent or any Lessee in assertion or defense of its claims in any such proceeding involving RFC. The obligations of RFC under this Agreement are solely the corporate obligations of RFC. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment or any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, director, affiliate or incorporator of RFC; provided, however, nothing in this Section 8.09(b) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct.

                  SECTION 8.11 Confidentiality. Each of the Series 1997-1 Collateral Agent and the Series 1997-1 Note Purchaser agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of RFC, the Master Servicer, NFLP and the applicable Lessee, other than
(a) to their Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process of which RFC, NFLP, the Master Servicer or the applicable Lessee, as the case may be, has knowledge; provided that the Series 1997-1 Collateral Agent and the Series 1997-1 Note Purchaser may disclose Confidential Information as required by any law, rule or regulation or judicial process of which RFC, NFLP, the Master Servicer or the applicable Lessee, as the case may be, does not have knowledge if the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser is prohibited by law from disclosing such requirement to RFC, NFLP, the Master Servicer or the applicable Lessee, as the case may be, or
(c) in the course of litigation with RFC, NFLP, the Master Servicer or the applicable Lessee, the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser.

         "Confidential Information" means information that RFC, NFLP, the Master Servicer or the applicable Lessee furnishes to the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser or other Person to which the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser delivered such information or that is or becomes available to the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser from a source other than RFC, NFLP, the Master Servicer or applicable Lessee, provided that such source is not (1) known to the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser to be bound by a confidentiality agreement with RFC, NFLP, the Master Servicer or the applicable Lessee, as the case may be, or (2) known to the Series 1997-1 Collateral Agent or the Series 1997-1 Note Purchaser to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

                  SECTION 8.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 8.13 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                                 NATIONAL CAR RENTAL FINANCING
                                 LIMITED PARTNERSHIP

                                 By:  NATIONAL CAR RENTAL FINANCING
                                      CORPORATION, its General Partner

                                      By: /s/ Dwight Jenkins
                                          -----------------------------------
                                          Title: Vice President

                                 Address:    7700 France Avenue South
                                             Minneapolis, Minnesota 55435
                                 Attention:  J. Benzian
                                 Telephone:  (612) 830-2552
                                 Facsimile:  (612) 830-2087


                                 REPUBLIC INDUSTRIES, INC.


                                      By: /s/ Kathleen W. Hyle
                                          -----------------------------------
                                        Title: Vice President Finance
                                               and Treasurer


                                 Address:    200 South Andrews Avenue
                                             11th Floor
                                             Ft. Lauderdale, FL 33301

                                 Attention:  Kathleen W. Hyle
                                 Telephone:  (954) 769-7297
                                 Facsimile:  (954) 769-4135

                                 REPUBLIC INDUSTRIES FUNDING CORP.


                                 By: /s/ Dwight Jenkins
                                    ------------------------------------------
                                    Name:       Dwight Jenkins
                                    Title:      Vice President and
                                                Assistant Secretary

                                 Address:       770 France Avenue South
                                                Minneapolis, MN 55435
                                 Attention:     J. Benzian
                                 Telephone:     (612) 830-2552
                                 Facsimile:     (612) 830-2087

                                 COMMITMENT AMOUNT:  $2,300,000,000

                                 PERCENTAGE:    100%


                                 CREDIT SUISSE FIRST BOSTON,
                                          as Series 1997-1 Collateral Agent


                                 By: /s/ Robert N. Finney
                                    ------------------------------------------
                                    Name: Robert N. Finney
                                    Title: Managing Director


                                 By: /s/ Christian Bourqui
                                    ------------------------------------------
                                    Name: Christian Bourqui
                                    Title: Associate

                                 Address:       Eleven Madison Avenue
                                                New York, NY 10010-3629

                                 Attention:     Agency Administration
                                 Telephone:     (212) 325-9942
                                 Facsimile:     (212) 325-8304





Note: Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the registrant has not filed the documents relating to Series 1997-2 notes, Series 1997-3 notes or Series 1997-4 notes which are substantially similar to the document filed herewith relating to the Series 1997-1 notes.